As filed with the Securities and Exchange Commission on August 29, 2002.
Registration No.333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREATER BAY BANCORP
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

Greater Bay Bancorp Employee Stock Purchase Plan
(Full title of plan)

Linda M. Iannone
General Counsel
Greater Bay Bancorp
400 Emerson Street, 3rd Floor
Palo Alto, California 94301
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (650) 614-5734

WITH A COPY TO:

William T. Quicksilver, Esq.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee

Employee Stock Purchase Plan Common stock, no par value[1]	500,000	$11.77[2]	$5,885,000	$542.00

[1]
Includes one attached Preferred Share Purchase Right per share. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may become available as a result of the adjustment provisions thereof.

[2]
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The Greater Bay Bancorp Employee Stock Purchase Plan establishes a purchase price per share equal to 85% of the fair market value of the Registrant’s Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on August 28, 2002.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E of Form S-8, this Registration Statement covers additional securities registered for issuance under the Greater Bay Bancorp Employee Stock Purchase Plan. The contents of prior Registration Statements on Form S-8 of Greater Bay Bancorp relating to such plan, 333-30915 is incorporated herein by reference.

The following documents filed by Greater Bay Bancorp (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Registrant’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)    The Registrant’s Quarterly Reports for the quarterly period ended March 31, 2002 and June 30, 2002 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(d)    The descriptions of the class of securities offered hereby which is contained in a Registration Statement on Form 8-A dated October 27, 1994, setting forth a description of the Registrant’s common stock, and a Registration Statement on Form 8-A dated November 23, 1998, setting forth a description of the Registrant’s preferred share purchase rights, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock to be issued under the terms of the Greater Bay Bancorp Employee Stock Purchase Plan, will be passed upon for the Registrant by Linda M. Iannone, Senior Vice President and General Counsel of the Registrant. As of the date of this document, Ms. Iannone owned 1,985 shares of the Registrant’s common stock and held options to purchase 59,300 shares of such stock.

Item 8.    EXHIBITS.

Exhibit No.	Exhibit
4.1	Rights Agreement.[1]

4.2	Series B Capital Securities Guarantee Agreement between Greater Bay Bancorp and Wilmington Trust Company, dated as of November 27, 1998.[2]

4.3	Indenture between Greater Bay Bancorp and Wilmington Trust Company, as Debenture Trustee, dated as of August 12, 1998.[3]

4.4	Amended and Restated Trust Agreement of GBB Capital II, among Greater Bay Bancorp, Wilmington Trust Company and the Administrative Trustees named therein dated as of August 12, 1998.[3]

4.5	Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998.[3]

4.6	Amended and Restated Declaration of Trust of GBB Capital III, dated as of March 23, 2000.[4]

4.7	Indenture, dated as of March 23, 2000, between Greater Bay Bancorp and The Bank of New York, as trustee.[4]

4.8	Guarantee Agreement, dated as of March 23, 2000, by and between Greater Bay Bancorp and The Bank of New York, as trustee.[4]

4.9	Amended and Restated Declaration of Trust of GBB Capital IV, dated as of May 19, 2000.[5]

4.10	Indenture, dated as of May 19, 2000, between Greater Bay Bancorp and Wilmington Trust Company, as trustee.[5]

4.11	Common Securities Guarantee Agreement, dated as of May 19, 2000 between Greater Bay Bancorp and Wilmington Trust Company, as trustee.[5]

4.12	Capital Securities Guarantee Agreement, dated as of November 20, 2000, between Greater Bay Bancorp and Wilmington Trust Company, as trustee.[6]

4.13	Form of Amended and Restated Declaration of Trust of GBB Capital V.[7]

4.14	Form of Indenture between Greater Bay Bancorp and Wilmington Trust Company, as trustee.[7]

4.15	Form of Capital Securities Guarantee Agreement.[7]

4.16	Form of Common Securities Guarantee Agreement.[7]

4.17	Amended and Restated Declaration of Trust at GBB Capital VI dated July 16, 2001.[7]

4.18	Indenture dated as of July 16, 2001 between Greater Bay Bancorp and the Bank of New York, as trustee.[7]

4.19	Guarantee Agreement, dated as of July 16, 2001 between Greater Bay Bancorp and the Bank of New York, as trustee.[7]

4.20	Certificate of Determination of the Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock of the Registrant.[8]

4.21	Indenture dated as of April 24, 2002 between Greater Bay Bancorp and Wilmington Trust Company, as trustee.[9]

4.22	Form of Zero Coupon Senior Convertible Contingent Debt Securities (CODES) due 2002 (included in Exhibit 4.25).[9]

4.23	Resale Registration Rights Agreement among Greater Bay Bancorp, Lehman Brothers Inc. and Sandler O’Neill & Partners, L.P. dated as of April 24, 2002.[9]

4.24	Amended and Restated Declaration of Trust of GBB Capital VII, dated as of April 10, 2002.[10]

4.25	Indenture, dated as of April 10, 2002, between Greater Bay Bancorp and Wilmington Trust Company as Trustee.[10]

4.26	Guarantee Agreement, dated as of April 10, 2002, between Greater Bay Bancorp and Wilmington Trust Company, as Guarantee Trustee.[10]

5.1	Opinion of Linda M. Iannone, General Counsel of Greater Bay Bancorp.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Linda M. Iannone (included in Exhibit 5.1).

24.1	A power of attorney is set forth on the signature page of the Registration Statement.

99.1	Greater Bay Bancorp Employee Stock Purchase Plan, as amended.

1.	Incorporated by reference from Greater Bay Bancorp’s Form 8-A12G filed with the SEC on November 25, 1998.

2.	Incorporated by reference from Greater Bay Bancorp’s 1998 Annual Report on Form 10-K filed with the SEC on February 17, 1999.

3.	Incorporated by reference from Greater Bay Bancorp’s Current Report on Form 8-K filed with the SEC on August 28, 1998.

4.	Incorporated by reference from Greater Bay Bancorp’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2000.

5.	Incorporated by reference from Greater Bay Bancorp’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2000.

6.	Incorporated by reference from Greater Bay Bancorp’s Annual Report on Form 10-K filed with the SEC on February 1, 2001.

7.	Incorporated by reference from Greater Bay Bancorp’s Registration Statement on Form S-3 (File Nos. 333-65772 and 333-65772-01) filed with the SEC on July 25, 2001.

8.	Incorporated by reference from Greater Bay Bancorp’s Quarterly Report on Form 10-Q filed with the SEC on April 23, 2002.

9.	Incorporated by reference from Greater Bay Bancorp’s Registration Statement on Form S-3 (File No. 333-96909) filed with the SEC on July 22, 2002.

10.	Incorporated by reference from Greater Bay Bancorp’s quarterly Report on Form 10-Q filed with the SEC on August 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on August 29, 2002.

GREATER BAY BANCORP
By	/s/ David L. Kalkbrenner
David L. Kalkbrenner President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID L. KALKBRENNER David L. Kalkbrenner	President and Chief Executive Officer (Principal Executive Officer), Director	August 29, 2002

/s/ STEVEN C. SMITH Steven C. Smith	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	August 29, 2002

/s/ ROBERT A. ARCHER Robert A. Archer	Director	August 29, 2002

/s/ FREDERICK J. DE GROSZ Grosz Frederick J. De Grosz	Director	August 29, 2002

Susan B. Ford	Director

/s/ JOHN M. GATTO John M. Gatto	Director	August 29, 2002

/s/ JOHN J. HOUNSLOW John J. Hounslow	Director	August 29, 2002

/s/ JAMES E. JACKSON James E. Jackson	Director	August 29, 2002

/s/ STANLEY A. KANGAS Stanley A. Kangas	Director	August 29, 2002

/s/ DANIEL C. LIBARLE Daniel C. Libarle	Director	August 29, 2002

/s/ REX D. LINDSAY Rex D. Lindsay	Director	August 29, 2002

Arthur K. Lund	Director

/s/ GEORGE M. MARCUS George M. Marcus	Director	August 29, 2002

/s/ DUNCAN L. MATTESON Duncan L. Matteson	Director	August 29, 2002

Glen McLaughlin	Director

Linda R. Meier	Director

/s/ DONALD H. SEILER Donald H. Seiler	Director	August 29, 2002

/s/ WARREN R. THOITS Warren R. Thoits	Director	August 29, 2002

/s/ JAMES C. THOMPSON James C.Thompson	Director	August 29, 2002

/s/ T. JOHN WHALEN T. John Whalen	Director	August 29, 2002